Exhibit 99.1

NEWS RELEASE
Contact: Martina Bar Kochva	48 South Service Road Melville, NY 11747 (631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS FIRST QUARTER RESULTS

Melville, New York, Wednesday, June 29, 2016…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $31,490,000 for the 2017 fiscal year’s first quarter ended May 29, 2016 compared to net sales of $37,829,000 for last fiscal year’s first quarter ended May 31, 2015 and net sales of $35,756,000 for last fiscal year’s fourth quarter ended February 28, 2016. Net earnings for the current year’s first quarter were $2,950,000 compared to $4,777,000 for last year’s first quarter and $4,574,000 for last year’s fourth quarter.

Park reported net earnings before special items of $2,993,000 for the current year’s first quarter compared to net earnings before special items of $4,867,000 for last year’s first quarter and net earnings before special items of $4,865,000 for last year’s fourth quarter. In the current year’s first quarter, the Company recorded pre-tax restructuring charges of $70,000 related to the closure in fiscal year 2009 of its New England Laminates Co., Inc. facility located in Newburgh, New York. In last year’s first quarter, the Company recorded a pre-tax charge of $124,000 related to the aforementioned facility closure and the closure in fiscal year 2013 of the Company’s Nelco Technology (Zhuhai FTZ) Ltd. facility located in Zhuhai, China. In last year’s fourth quarter, the Company recorded pre-tax restructuring charges of $162,000 in connection with the aforementioned facility closures and pre-tax deferred financing costs of $292,000 related to the early termination of the PNC Bank credit agreement. As previously reported, the Company entered into a three-year revolving credit facility agreement with HSBC Bank USA in January 2016, which replaced the credit facility agreement that the Company entered into with PNC Bank in February 2014.

Park reported basic and diluted earnings per share of $0.15 for the current year’s first quarter compared to basic and diluted earnings per share of $0.23 for both last year’s first quarter and last year’s fourth quarter.

Basic and diluted earnings per share before special items were $0.15 for the current year’s first quarter compared to basic and diluted earnings per share before special items of $0.24 for both last year’s first quarter and last year’s fourth quarter.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada and (765) 507-2654 in other countries and the required passcode is 37601667.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Tuesday, July 5, 2016. The conference call replay can be accessed by dialing (855) 859-2056 in the United States and Canada and (404) 537-3406 in other countries and entering passcode 37601667 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as restructuring charges and deferred financing costs.

Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure and high-end computing markets and advanced composite materials, parts and assemblies and low-volume tooling for the aerospace markets. Park’s core capabilities are in the areas of polymer chemistry formulation and coating technology. The Company’s manufacturing facilities are located in Singapore, France, Kansas, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended
	May 29, 2016	May 31, 2015	February 28, 2016
Sales	$31,490	$37,829	$35,756

Net Earnings before Special Items[1]	$2,993	$4,867	$4,865
Special Items, net of Tax:
Restructuring Charges	(43)	(90)	(110)
Deferred Financing Costs	-	-	(181)
Net Earnings	$2,950	$4,777	$4,574

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.15	$0.24	$0.24
Special Items:
Restructuring Charges	-	(0.01)	-
Deferred Financing Costs	-	-	(0.01)
Basic Earnings per Share	$0.15	$0.23	$0.23

Diluted Earnings before Special Items[1]	$0.15	$0.24	$0.24
Special Items:
Restructuring Charges	-	(0.01)	-
Deferred Financing Costs	-	-	(0.01)
Diluted Earnings per Share	$0.15	$0.23	$0.23

Weighted Average Shares Outstanding:
Basic	20,235	20,546	20,251
Diluted	20,235	20,565	20,251

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	May 29, 2016 (unaudited)	February 28, 2016
Assets
Current Assets
Cash and Marketable Securities	$242,404	$237,425
Accounts Receivable, Net	18,420	22,583
Inventories	12,000	10,214
Prepaid Expenses and Other Current Assets	2,322	1,963
Total Current Assets	275,146	272,185

Fixed Assets, Net	20,743	21,512
Restricted Cash	10,000	10,000
Other Assets	11,114	11,080
Total Assets	$317,003	$314,777

Liabilities and Shareholders' Equity
Current Liabilities
Current Portion of Long-Term Debt	$3,000	$3,000
Accounts Payable	6,838	6,155
Accrued Liabilities	5,211	4,580
Income Taxes Payable	3,464	2,943
Total Current Liabilities	18,513	16,678

Long-Term Debt	71,250	72,000
Deferred Income Taxes	43,937	43,937
Other Liabilities	1,242	1,295
Total Liabilities	134,942	133,910

Shareholders’ Equity	182,061	180,867

Total Liabilities and Shareholders' Equity	$317,003	$314,777

Additional information
Equity per Share	$9.00	$8.94
Total Cash, Restricted Cash and Marketable Securities	$252,404	$247,425

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended

	May 29, 2016	May 31, 2015	February 28, 2016

Net Sales	$31,490	$37,829	$35,756

Cost of Sales	22,703	26,462	25,029

Gross Profit	8,787	11,367	10,727
% of net sales	27.9%	30.0%	30.0%

Selling, General & Administrative Expenses	5,337	5,801	5,137

Restructuring Charge	70	124	162

Earnings from Operations	3,380	5,442	5,428

Interest:
Interest Income	378	265	340

Interest Expense	333	369	577

Net Interest Expense	45	(104)	(237)

Earnings before Income Taxes	3,425	5,338	5,191

Income Tax Provision	475	561	617

Net Earnings	$2,950	$4,777	$4,574

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended May 29, 2016			13 Weeks Ended May 31, 2015			13 Weeks Ended February 28, 2016
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Restructuring Charge	70	(70)	-	124	(124)	-	162	(162)	-
% of net sales	0.2%		0.0%	0.3%		0.0%	0.5%		0.0%

Earnings from Operations	3,380	70	3,450	5,442	124	5,566	5,428	162	5,590
% of net sales	10.7%		11.0%	14.4%		14.7%	15.2%		15.6%

Net Interest (Expense) Income	45	-	45	(104)	-	(104)	(237)	292	55
% of net sales	0.1%		0.1%	-0.3%		-0.3%	-0.7%		0.2%

Earnings before Income Taxes	3,425	70	3,495	5,338	124	5,462	5,191	454	5,645
% of net sales	10.9%		11.1%	14.1%		14.4%	14.5%		15.8%

Income Tax Provision	475	27	502	561	34	595	617	163	780
Effective Tax Rate	13.9%		14.4%	10.5%		10.9%	11.9%		13.8%

Net Earnings	2,950	43	2,993	4,777	90	4,867	4,574	291	4,865
% of net sales	9.4%		9.5%	12.6%		12.9%	12.8%		13.6%